Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR OFFER TO EXCHANGE

$95,744,000 AGGREGATE PRINCIPAL AMOUNT OF 8 5/8% SENIOR NOTES DUE 2031,

THE ISSUANCE OF WHICH HAS BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FOR

A LIKE PRINCIPAL AMOUNT OF OUTSTANDING

8 5/8% SENIOR NOTES DUE 2031

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2021 (THE “EXPIRATION TIME”) UNLESS EXTENDED.

Registered holders of 8 5/8% Senior Notes due 2031 (the “Outstanding Notes”) issued by Public Service Enterprise Group Incorporated, a New Jersey corporation, who wish to tender their Outstanding Notes in exchange for a like principal amount of new 8 5/8% Senior Notes due 2031 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Time, may use this Notice of Guaranteed Delivery.

This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mailed to the Exchange Agent.

The Exchange Agent is:

U.S. Bank National Association

By Mail: U.S. Bank National Association Attention: Specialized Finance 60 Livingston Ave—EP-MN-WS2N St. Paul, MN 55107-2292 (if by mail, registered or certified recommended)	For Information or Confirmation by Email or Telephone: 1-800-934-6802 cts.specfinance@usbank.com
By Hand or Overnight Courier: U.S. Bank National Association Attention: Specialized Finance 111 Fillmore Avenue East St. Paul, MN 55107-1402

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible guarantor institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                 , 2021 of Public Service Enterprise Group Incorporated (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on DTC’s records with respect to the Outstanding Notes (Please Print)	Account Number at DTC)	Principal Amount of Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

DTC Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth on the reverse hereof confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within two New York Stock Exchange trading days after the Expiration Time (as defined in the Letter of Transmittal).

Name of Firm:
(Authorized Signature)

Address:	Title:
(Zip Code)	(Please type or print)

Area Code and Telephone No.:	Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.